AMENDED AND RESTATED
                                             ARTICLES OF INCORPORATION
                                                        OF
                                                   AMRION, INC.


         These Amended and Restated Articles of Incorporation were approved by the shareholders of AMRION, INC. on November 17, 1995 and the number of shares that voted for these Amended and Restated Articles of Incorporation and the votes cast for the amendments by each voting group entitled to vote separately on the amendments was sufficient for approval by that voting group. From this date forward these Amended and Restated Articles of Incorporation shall supersede the original Articles of Incorporation and all amendments and supplements thereto. These Amended and Restated Articles of Incorporation correctly set forth the provisions of the Articles of Incorporation, as amended.


                                                     ARTICLE I

                                                NAME OF CORPORATION

         The name of the Corporation is Amrion, Inc.


                                                    ARTICLE II

                                                   (ELIMINATED)



                                                    ARTICLE III

                                                   (ELIMINATED)



                                                    ARTICLE IV

                                                     DIRECTORS

         The number of Directors shall be fixed in accordance with the Bylaws.



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                                                     ARTICLE V

                                              DURATION OF CORPORATION

         The Corporation shall exist perpetually unless dissolved according to law.


                                                    ARTICLE VI

                                                PURPOSES AND POWERS

         Section 6.1 Purposes. The purpose of the Corporation shall be to transact all lawful business or businesses for which Corporations may be incorporated pursuant to applicable state law.

         Section 6.2 Powers. In addition to the powers specifically provided by state law, the Corporation shall have and may exercise all powers necessary or convenient to effect its purpose.


                                                    ARTICLE VII

                                                      CAPITAL

         The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 10,000,000 shares of Common Stock, $.0011 par value per share.

         (a) The holders of Common Stock shall have and possess all rights as shareholders of the corporation, including such rights as may be granted elsewhere by these Articles of Incorporation.

         (b) The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment or any other liability to pay the debts of the corporation.

         Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advances for the corporation, for any other assets of value in accordance with the action of the Board of Directors, or other consideration permitted under the Colorado Business Corporation Act. The judgment of the Board of Directors as to value received in return for the issuance of shares shall be conclusive and said shares, when issued, shall be fully paid and nonassessable.


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                                                   ARTICLE VIII

                                                      VOTING

         No cumulative voting shall be allowed.


                                                    ARTICLE IX

                                                PRE-EMPTIVE RIGHTS

         The shareholders shall have no pre-emptive rights to acquire any unissued or treasury shares of stock of the Corporation, securities convertible into shares, or securities carrying stock purchase options or warrants to acquire any unissued or treasury shares of stock of the Corporation.


                                                     ARTICLE X

                                            SHARE TRANSFER RESTRICTIONS

         The Corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The Board of Directors is hereby authorized on behalf of the Corporation to exercise the Corporation's right to so impose such restrictions by agreement or otherwise.


                                                    ARTICLE XI

                            TRANSACTIONS WITH INTERESTED OFFICERS AND DIRECTORS


         No conflicting interest transaction (as that term is defined in ss.7-108-501 of the Act) shall be void or voidable or be enjoined, set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the Corporation or an entity in which a director of the Corporation is a director or officer or has a financial interest or solely because the director is present at or participates in the meeting of the Corporation's Board of Directors or of the committee of the Board of Directors which authorizes, approves, or ratifies the conflicting interest transaction or solely because the director's vote is counted for such purpose if the requirements of ss.7-108-501(2) of the Act are met.



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                                                    ARTICLE XII

                                           INDEMNIFICATION OF DIRECTORS

                                    OFFICERS, EMPLOYEES, FIDUCIARIES AND AGENTS

          All directors or other persons acting on behalf of the Corporation in an official capacity (as that term is defined in ss.7- 109-101(5) of the Act) shall be indemnified by the Corporation to the maximum extent permitted by law, including (without limitation) Article 109 of the Act. Such indemnification will include (without limitation) expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding in which he may be involved or to which he may be made a party by reason of his being or having been a Director, Officer, Employee, fiduciary or Agent of the
Corporation, or at its request of any other corporation of which it is a shareholder or creditor or other person acting on behalf of the Corporation in an official capacity (whether or not he continues to be a Director, Officer, Employee, fiduciary or Agent or continuing to act in an official capacity at the time of imposing or incurring such expenses). The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled under applicable state law.


                                                   ARTICLE XIII

                                              LIMITATION OF LIABILITY

         A director of this Corporation shall not be liable to this Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to this Corporation or to its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts specified in ss.7-108-403 of the Act, or (iv) any transaction from which the director directly or indirectly received an improper personal benefit.


                                                    ARTICLE XIV

                                             MEETINGS OF SHAREHOLDERS

         Section 14.1 Quorum. Meetings of shareholders shall be held at such time and place as provided in the Bylaws of the corporation. At all meetings of the shareholders, one-third of all shares entitled to vote at the meeting shall constitute a quorum.


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         Section  14.2  Voting.  With  respect  to any  action  to be  taken  by shareholders of this Corporation which pursuant to the Act or any successor statute requires the vote of two-thirds of the outstanding shares entitled to vote thereon, a vote or concurrence of the holders of a majority of the outstanding shares of the shares entitled to vote thereon, or of any class or series, shall be required.

         On behalf of AMRION, INC., the undersigned, by their signatures below, do hereby confirm, under penalties of perjury, that the foregoing Amended and Restated Articles of Incorporation of AMRION, INC. constitute the act and deed of AMRION, INC. and the facts stated herein are true.


                                                  AMRION, INC.




                                                  By /s/ Mark S. Crossen
                                                  Mark S. Crossen, President
[SEAL]




By /s/ Jeffrey S. Williams
 Jeffrey S. Williams, Secretary


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